UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2011

China Tractor Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52716	98-0445019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kalun Industrial Park JiuTai Economic Development Zone ChangChun City, P.R. China	130507
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-431-82561002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2011, Liu Jingdong resigned as President and Director of China Tractor Holdings, Inc. (the “Company”).  Mr. Liu’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Upon Mr. Liu’s resignation, Lau San, Chief Executive Officer and Chairman of the Board of Directors, acquired the position of President and Mr. Lau is now Chief Executive Officer, President and Chairman of the Board of Directors of the Company.

On June 22, 2011, the Board of Directors elected Yang Kuiyi to serve as a member on the Board of Directors of the Company. Mr. Yang has been the vice president of the Company since 2010. From 1993 to 2010, he served as the president of Shenzhen Densen Building Materials Co., Ltd. Prior to that, he was the deputy director of Mudanjiang Tobacco Company in Heilongjiang province, China during 1988 to 1993. Mr. Yang graduated from Harbin Business College, PRC in 1988 with a Bachelor Degree.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2011	CHINA TRACTOR HOLDINGS, INC.

	By:	/s/ Lau San
Name: Lau San
Title: Chief Executive Officer, President and Chairman